EXHIBIT 99.1

INCARA PHARMACEUTICALS CORPORATION

79 T.W. Alexander Drive, 4401 Research Commons, Suite 200

Research Triangle Park, North Carolina 27709

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                            , 2003

The undersigned hereby appoints Clayton I. Duncan and Richard W. Reichow, and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Incara Pharmaceuticals Corporation, a Delaware corporation, held of record by the undersigned on             , 2003, at the Special Meeting of Stockholders to be held at 79 T.W. Alexander Drive, 4401 Research Commons, Suite 200, Research Triangle Park, North Carolina at 9:00 a.m. on             , 2003, or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying proxy statement-prospectus.

(1)    To consider and act upon an Agreement and Plan of Merger and Reorganization dated September 16, 2003 providing for the merger of the Incara Pharmaceuticals Corporation with and into Incara, Inc., pursuant to which Incara Pharmaceuticals Corporation’s stockholders will become stockholders of Incara, Inc., as described in the accompanying proxy statement-prospectus.

VOTE FOR  ☐        VOTE AGAINST  ☐        ABSTAIN  ☐

(2)    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

GRANT AUTHORITY  ☐        WITHHOLD AUTHORITY  ☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

(over)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF PROPOSAL 1, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE STOCKHOLDERS AT THE MEETING.

Signature

Signature, if held Jointly

Please date and sign exactly as name appears on your stock certificate.

Joint owners should each sign personally. Trustees, custodians, executors and others signing in a representative capacity should indicate the capacity in which they sign.

Date:                            , 2003

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.